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                                                                Exhibit 99.1


A. SCHULMAN                                                   NEWS RELEASE
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FOR IMMEDIATE RELEASE

                 A. SCHULMAN ANNOUNCES $350 MILLION IN FINANCING
                        - $260 million credit facility -
                          - $90 million senior notes -

AKRON, Ohio - March 1, 2006 - A. Schulman Inc. (Nasdaq: SHLM) announced today that as of February 28, 2006, the Company and certain foreign wholly owned subsidiaries entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as European agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, and a group of domestic and international lenders. The Credit Agreement provides for aggregate revolving facilities in the principal amount of up to $260 million.

Also, on March 1, 2006, the Company issued $30 million in aggregate principal amount of floating rate senior notes, and A. Schulman Europe GmbH, a wholly owned subsidiary, issued E50,335,570 in aggregate principal amount of 4.485% senior notes. The combined principal amount of these notes equates to approximately $90 million.

Proceeds of these facilities will be used to finance the purchase of up to 8,750,000 shares of the Company's common stock pursuant to a modified Dutch auction self-tender offer, to provide working capital and for general corporate purposes. As previously announced, the Company expects to commence the self-tender offer on or about March 1, 2006, at a price between $21.00 and $24.00 per share of common stock. The tender offer will be open at least 20 business days after commencement. Credit Suisse Securities (USA) LLC is acting as the dealer manager for the self-tender offer.


THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES. THE TENDER OFFER FOR THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK DESCRIBED IN THIS PRESS RELEASE HAS NOT COMMENCED. AT THE TIME THE OFFER IS COMMENCED, THE COMPANY WILL FILE A TENDER OFFER STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. THOSE MATERIALS WILL BE MADE AVAILABLE TO THE COMPANY'S SECURITY HOLDERS AT NO EXPENSE TO THEM. IN ADDITION, ALL OF THOSE MATERIALS (AND ALL OTHER OFFER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE, WWW.SEC.GOV.

                                     -more-


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ABOUT A. SCHULMAN INC.
Headquartered in Akron, Ohio, A. Schulman is a leading international supplier of high-performance plastic compounds and resins. These materials are used in a variety of consumer, industrial, automotive and packaging applications. The Company employs about 2,400 people and has 15 manufacturing facilities in North America, Europe and the Asia-Pacific region. Revenues for the fiscal year ended August 31, 2005, were approximately $1.43 billion. Additional information about
A. Schulman can be found on the Web at www.aschulman.com.

FORWARD-LOOKING STATEMENTS
Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe", and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company's operations and business environment, which are difficult to predict and are beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company's future financial performance, include, but are not limited to, the following:

     o Worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company's major product markets;

     o Fluctuations in the value of currencies in major areas where the Company operates, including the U.S. dollar, euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan and Indonesian rupiah;

     o Fluctuations in the prices of sources of energy or plastic resins and other raw materials;

     o    Changes in customer demand and requirements;

     o    Escalation in the cost of providing employee health care; and

     o    The outcome of any legal claims known or unknown.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company's business, financial condition and results of operations.

This release contains time-sensitive information that reflects management's best analysis only as of the date of this release. A. Schulman does not undertake an obligation to publicly update or revise any forward-looking statements to reflect new events, information or circumstances, or otherwise. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in A. Schulman's periodic filings with the Securities and Exchange Commission.


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